Exhibit 99.1

News Release

Contacts:	Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. TO ACQUIRE

COMANCHE NATIONAL CORPORATION AND ITS SUBSIDIARY,

COMANCHE NATIONAL BANK

Company to discuss transaction in conjunction with its earnings conference call on July 25

CONROE, TEXAS – July 19, 2018 – Spirit of Texas Bancshares, Inc. (NASDAQ:STXB) (the “Company” or “Spirit”), the holding company for Spirit of Texas Bank, SSB, today announced that it has entered into a definitive agreement (the “Agreement”) to acquire through a series of mergers Comanche National Corporation and its subsidiary, Comanche National Bank (together, “Comanche”), in a cash and stock transaction for total consideration valued at approximately $55.9 million based on Spirit’s closing price of $20.36 per share on July 18, 2018.

Under the terms of the Agreement, Spirit will issue 2,142,857 shares of its common stock and pay an estimated $12.2 million in cash, after taking into account Comanche’s estimated transaction costs and subject to certain other adjustments, to the shareholders of Comanche National Corporation. Comanche shareholders will own approximately 18% of the outstanding capital stock of Spirit once the transaction is complete. The board of directors of each company has unanimously approved the transaction, and certain large shareholders of Comanche have entered into agreements with Spirit pursuant to which they have agreed to vote their shares of Comanche common stock in favor of the transaction. The transaction is expected to close in the fourth quarter of 2018, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of Comanche’s and Spirit’s shareholders.

Dean O. Bass, Spirit’s Chairman and Chief Executive Officer, stated, “We are pleased to announce our eighth acquisition in Texas, and our first acquisition since becoming a public company in May 2018. Comanche National Bank expands our North Texas presence and has a proven history of strong earnings and sound asset quality. We are delighted to welcome Comanche’s bankers, customers, shareholders, and dedicated employees to the Spirit of Texas family.”

Based in Comanche, Texas, Comanche National Corporation, through Comanche National Bank, operates eight full-service banking locations in the North Central Texas area. Comanche is expected to bolster Spirit’s existing banking capabilities in North Central Texas and expand Spirit’s footprint into the deposit-rich counties of Comanche, Jack, Palo Pinto and Parker, located west of the Dallas/Fort Worth metroplex. Parker County is adjacent to Tarrant County where Spirit of Texas Bank, SSB currently operates three full-service branches. More information about Spirit’s locations can be found under the “Locations & Hours” section of www.sotb.com. As of June 30, 2018, Comanche, on a consolidated basis, reported total assets of $349 million, total deposits of $307 million, and total equity capital of $37.7 million.

William K. “Kendall” Nix, Chairman and Chief Executive Officer of Comanche National Corporation, said, “We are excited to join Spirit of Texas Bancshares – a successful, community-focused, and publicly-traded bank. This is as an excellent opportunity for Comanche to become part of a larger community bank that will enable us to offer our customers and the communities we serve a broader array of financial services while still maintaining the convenience of local decision makers across our sizable combined branch network. We believe Spirit is the ideal partner to allow us to continue our history of caring for our customers while creating long-term value for our shareholders, and we expect Comanche will contribute meaningfully to the combined platform.”

Upon completion of the transaction, Mr. Nix will join the Spirit board of directors and will serve as Vice Chairman of Spirit of Texas Bank, SSB.

Spirit was advised by Stephens Inc., as financial advisor, who also rendered a fairness opinion to Spirit, and Hunton Andrews Kurth LLP, as legal counsel. Comanche was advised by Piper Jaffray & Co., as financial advisor, who also rendered a fairness opinion to Comanche, and Fenimore, Kay, Harrison & Ford, LLP, as legal counsel.

Conference Call

Spirit management has scheduled a conference call and webcast on Wednesday, July 25, 2018 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss Q2-18 financial results and the Comanche acquisition. Please dial 201-389-0867 and ask for the Spirit of Texas Bancshares call at least 10 minutes prior to the start time, or listen live over the web by logging onto http://ir.sotb.com/events-presentations.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly owned subsidiary, Spirit of Texas Bank, SSB, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit operates in the Houston, Dallas/Fort Worth and Bryan/College Station metropolitan areas.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of Spirit, Comanche and the combined company, as well as the businesses and markets in which they do and are expected to operate. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Spirit and Comanche may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the transaction, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the transaction; (5) the companies’ shareholders may not approve the transaction; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Spirit’s and Comanche’s markets; or (11) an economic slowdown that would adversely affect credit quality and loan originations.

For a more complete list and description of such risks and uncertainties, refer to Spirit’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2018 and its related prospectus, filed with the SEC on May 4, 2018, as well as other filings made by Spirit with the SEC. Copies of such filings are available for download free of charge from the Investor Relations section of Spirit’s website at www.sotb.com.

Any forward-looking statement made by Spirit in this presentation speaks only as of the date on which it is made. Factors or events that could cause Spirit’s actual results to differ may emerge from time to time, and it is not possible for Spirit to predict all of them. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Spirit disclaims any intention or obligation to update any forward-looking statements after the distribution of this presentation, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information about the Transaction and Where to Find It

This communication is being made with respect to the proposed transaction involving Spirit and Comanche. This material is not a solicitation of any vote or approval of the Spirit or Comanche shareholders and is not a substitute for the joint proxy statement/prospectus or any other documents that Spirit and Comanche may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Spirit will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Spirit and Comanche and a prospectus of Spirit, as well as other relevant documents concerning the proposed transaction. Before making any voting or investment decisions, investors and shareholders are urged to read carefully the Registration Statement and the joint proxy statement/prospectus regarding the proposed transaction, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. Both Spirit and Comanche will mail the joint proxy statement/prospectus to their respective shareholders. Shareholders are also urged to carefully review and consider Spirit’s public filings with the SEC, including, but not limited to, its Registration Statement on Form S-1, as amended, filed with the SEC on April 26, 2018 and its related prospectus, filed with the SEC on May 4, 2018, its proxy statement, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Copies of the Registration Statement and joint proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about Spirit, may be obtained as they become available at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Spirit at www.sotb.com.

Participants in the Transaction

Spirit, Comanche and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Spirit’s and Comanche’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Spirit and their ownership of Spirit common stock is set forth in the proxy statement for Spirit’s 2018 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on June 22, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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